UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 24, 2010

THE DIXIE GROUP, INC.
 (Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

This form is being filed to amend Item 7.01, to reflect changes in the Company’s presentation materials on slides 24, 25, and 26 of the presentation.

The Company's senior officers will hold meetings with securities industry analysts and investors on June 24 and June 25, 2010.  The information contained in Exhibit 99.1 to this Report is being presented in connection with such meetings, and is available on the Company’s website under the heading Investor Relations- Investor Presentation.

Included within the presentation materials are slides setting forth “adjusted operating loss” and “adjusted EBITDA” for the years 2006, 2007, 2008, and 2009.

The Company defines adjusted operating loss as: operating loss, per GAAP, plus goodwill and restructuring expense.  The Company defines adjusted EBITDA as: adjusted operating loss (as defined) plus depreciation and amortization expense.

Adjusted operating loss and adjusted EBITDA appear in the presentation on slides 24 and 25 thereof, together with the most comparable GAAP measure, namely, Income (loss) from continuing operations.  The presentation of these non-GAAP measurements in the slides reflects the appropriate reconciliation to GAAP.

The Company refers to EBITDA on slide 26 of the presentation.  The Company defines EBITDA as income (loss) from continuing operations (per GAAP) plus interest, taxes, depreciation and amortization.  The most comparable GAAP measurement to EBITDA would be income (loss) from continuing operations.

Reconciliations of the non-GAAP measurements contained in the presentation are set forth together with such presentation on the Company’s website, as noted above.

The information attached as Exhibit 99.1 hereto, and incorporated herein by reference, is being furnished pursuant to Item 7.01, and shall not be deemed to be "filed" for any purpose.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

(99.1)

Presentation Materials, June 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2010	THE DIXIE GROUP, INC.
By: /s/ Jon A. Faulkner Jon A. Faulkner Chief Financial Officer